Pursuant to the Fund's procedures adopted under Rule
10f-3, the Fund's Board of Directors/Trustees receives a quarterly report in the form of a checklist as to the satisfaction of the applicable conditions of paragraph
(c)(1) through (c)(8) of Rule 10f-3.






Fund
AC Multi Asset Real Return
Issuer
Daiwa House REIT
Ticker/Cusip
8984.T
Principal Amount (US$)
$417,626,486
Principal Amount (Foreign$)
JPY 47,949,784,960
Amount Purchased (US$)
$19,570.13
Amount Purchased (Foreign$)
JPY 2,246,944
Trade Date
3/13/2017
Price (US$)
$2,446.27
Price-Foreign
JPY 280,868
Underwriter
Morgan Stanley
  Other Syndicate Members:
Daiwa Securities Co. Ltd, Mitsubishi UFJ Morgan Stanley
Securities Co., Nomura Securities Co. Ltd
Underwriting Spread
3.163%
Currency
JPY